EXHIBIT 10.1

Addendum #2 to Lease Agreement

This Addendum #2 to Lease is made and entered into as of this 28th day of September, 2014, by and between the parties set forth on the signature page below as “Lessor”, hereinafter referred to as “Lessor”, and GreenRiver Resources, Inc., a Utah corporation, hereinafter referred to as “Lessee”.

Recitals

Whereas, Lessor entered into a Hydrocarbon and Mineral Lease with Lessor in October, 2009 (the “Lease”) and

Whereas, Lessor previously amended the Lease pursuant to an Addendum dated November 16, 2013.

Whereas, Lessor and Lessee desire to amend the Lease to extend its term as set forth below.

Now Therefore, it is hereby agreed as follows:

1.	The “primary term” under Section 1 (b) of the Leases shall be extended until December 31, 2020.

2.	All other terms and conditions shall remain the same.

IN WITNESS WHEREOF, this Addendum to Lease has been executed and delivered by the undersigned as of the date first above written.